UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive
Las Vegas, NV  89102
(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449
(Registrant's Telephone Number, Including Area Code)

__________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2010, Consolidation Service, Inc. through its wholly-owned subsidiary, CSI Energy, Inc (collectively the “Company”) entered in to a definitive Purchase and Sale Agreement (the "PSA") to acquire certain assets from Grayson Services, Inc. and RMR Energy Resources (collectively, the “Seller”)  The purchase is of 6 California oil and gas fields and operations for a purchase price of $35 million.  The assets include oil and gas leases, equipment and operations located in Kern and Santa Barbara counties and represent ongoing current productions equal to 265 barrels of oil per day and 485 mcf per day of natural gas.  The six leases currently have 54 producing wells on over 2,250 acres.  The producing zones include the Antelope Shale, Montery Cert and Sisquoc Sand.

The proposed Grayson acquisition is scheduled to close on or before December 31, 2010.  However, the parties agreed that the transaction will be accounted for as if it occurred on December 1, 2010.  The $35 million purchase price is subject to adjustment in accordance with GAAP and Council of Petroleum Accountants Society (COPAS) standards for, among other things, title defects and preferential purchase rights. An aggregate of 5% of the Purchase Price will be held in escrow, by the Escrow Agent as security against the payment and performance of the Seller's obligations with respect to (i) reductions in the Purchase Price pursuant to Section 3.4(c) and (ii) the indemnification provisions of Article 11 of the PSA. In the event it is finally determined in accordance with Section 3.4 that no adjustment to the Purchase Price is required, then the Escrow Agent shall promptly release one-half ($875,000) of the Cash Escrow Amount to the Seller in accordance with the terms and conditions of the Escrow Agreement. The remaining one-half ($875,000) shall remain in Escrow as security for the Seller's obligations with respect to the indemnification provisions of Article 11.

The Grayson Acquisition is conditioned upon, among other things, the Company obtaining financing, satisfactory completion of due diligence and other customary closing conditions.

ITEM 8.01  OTHER EVENTS.

The information under this item in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information under this item in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 18, 2010, Consolidation Services, Inc. (the “Company”) issued a press release entitled “Consolidation Services, Inc. Announces Definitive Agreement to Acquire 6 California Oil and Gas Fields and Operations for $35 million.”

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Description

10.1	Purchase and Sale Agreement execution on October 15, 2010 by Grayson Services Inc. and RMR Energy Resources as Seller and CSI Energy Inc. as Purchaser

10.2	Escrow Agreement dated as of October 15, 2010 by and among Mahaffey & Associates, P.C.; CSI Energy, Inc.; RMR Energy Resources and Grayson Services, Inc.

99.1	Press Release entitled “Consolidation Services, Inc. Announces Definitive Agreement to Acquire 6 California Oil and Gas Fields and Operations for $35 million.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010	CONSOLIDATION SERVICES, INC

By: /s/ Stephen M. Thompson
Name: Stephen M. Thompson
Title: Chief Executive Officer and Chairman

EXHIBIT INDEX

10.1	Purchase and Sale Agreement execution on October 15, 2010 by Grayson Services Inc. and RMR Energy Resources as Seller and CSI Energy Inc. as Purchaser

10.2	Escrow Agreement dated as of October 15, 2010 by and among Mahaffey & Associates, P.C.; CSI Energy, Inc.; RMR Energy Resources and Grayson Services, Inc.

99.1	Press Release entitled “Consolidation Services, Inc. Announces Definitive Agreement to Acquire 6 California Oil and Gas Fields and Operations for $35 million.”